ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

Filed in the office of	Document Number
Ross Miller Secretary of State State of Nevada	20090554744-20
	Filing Date and Time 07/17/2009 4:17 PM
	Entity Number C4590-1992

Certificate of Correction

(PURSUANT TO NRS CHAPTERS 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 AND 92A)

ABOVE SPACE IS FOR OFFICE USE ONLY

USE BLACK INK ONLY - DO NOT HIGHLIGHT

Certificate of Correction

(Pursuant to NRS Chapters 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 and 92A)

1. The name of the **entity** for which correction is being made:

Cheetah Oil & Gas Ltd.

2. Description of the original document for which correction is being made:

Certificate of Change Pursuant to NRS 78.209

3. Filing date of the original document for which correction is being made: June 19, 2009

4. Description of the inaccuracy or defect.

Item 4. - The document incorrectly stated the new number of authorized shares after the change as 125,000,000 shares of common stock, $0.001 par value and 100,000,000 shares of preferred stock, $0.001 par value.
Item 5. - The document incorrectly stated the consolidation amount of one (1) share of common stock for every four (4) shares of common stock issued and outstanding immediately prior to the effective date of the share consolidation
Item 7. - The document incorrectly stated July 17, 2009 as the effective date.

5. Correction of the inaccuracy or defect.

Item 4. - The number of authorized shares after the change is 50,000,000 shares of common stock, $0.001 par value and 100,000,000 shares of preferred stock, $0.001 par value.
Item 5. - The corporation shall issue one (1) share of common stock for every ten (10) shares of common stock issued and outstanding immediately prior to the effective date of the share consolidation
Item 7. - The effective date is August 15, 2009

6. Signature:

X [signature]

Authorized Signature | President — **Title *** | July 17, 2009 — **Date**

* If entity is a corporation, it must be signed by an officer if stock has been issued, OR an incorporator or director if stock has not been issued; a limited-liability company, by a manager or managing members: a limited partnership or limited-liability limited partnership, by a general partner; a limited-liability partnership, by a managing partner; a business trust, by a trustee.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.